SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit 10.6

GAS GATHERING AND PROCESSING AGREEMENT

This Gas Gathering and Processing Agreement (this “Agreement”) is entered as of             , 2013, between Associated Energy Services, LP (“Supplier”) and Marlin Midstream, LLC (“Processor”). Each of Supplier and Processor shall be referred to individually as a “Party” and collectively as the “Parties” in this Agreement.

In consideration of the mutual covenants contained herein, the Parties agree as follows:

1. COMMITMENT.

1.1. Supplier’s Commitment. Supplier owns and/or controls or in the future intends to own and/or control quantities of Raw Gas that it desires to be processed. Supplier will use its good faith reasonable efforts to deliver volumes of Raw Gas to Processor for processing, but Supplier may deliver Raw Gas to other area gas processing plants in its sole discretion.

1.2. Processor’s Commitment. Processor commits to reserve up to 80,000 Mcf per day of the processing capacity (such amount, as may hereafter be increased through the exercise of the Supplier’s Capacity Accordion Rights, the “Reserved Capacity”) of its Facilities for processing Supplier’s owned and/or controlled Raw Gas, and within the Facilities’ capabilities, Processor will process and return to Supplier for Supplier’s benefit all Residue Gas attributable to Raw Gas delivered by Supplier up to the Reserved Capacity and, subject to the provisions of Section 4.4, Processor, at its sole election, may purchase from Supplier 100% of the NGLs recovered from such Raw Gas. At any time during the Term hereof and subject to the following provisions, Supplier shall have the right to increase its Reserved Capacity to up to 100,000 Mcf per Day by sending written notice (the “Capacity Increase Notice”) to Processor no less than thirty (30) days prior to the date Supplier desires to obtain such increased capacity rights. Such right of Supplier to increase the Reserved Capacity as provided in the preceding sentence shall be hereinafter referred to as “Supplier’s Capacity Accordion Rights.” To the extent Processor has then available capacity in its Facilities after taking into consideration existing commitments, letters of intent and/or term sheets, upon receipt of the Capacity Increase Notice, Processor shall reserve for Supplier during the remaining portion of the Term the lesser of either (i) the increased capacity reservation amount elected by Supplier or (ii) the maximum processing capacity then available at the Facilities. If Supplier exercises Supplier’s Capacity Accordion Rights, the fees payable by Supplier set forth in Section 5 shall be based on the total Reserved Capacity, inclusive of the increased capacity resulting from the exercise of Supplier’s Capacity Accordion Rights.

1.3. Processor may undertake to process Raw Gas for third parties at its Facilities on a fully interruptible basis using any capacity not being used by Processor to process Supplier’s Raw Gas up to the Reserved Capacity. With respect to available processing capacity not otherwise subject to capacity reservations, Processor may undertake to process Raw Gas for third parties on a firm, committed basis, as long as such commitment in no way impedes on Supplier’s Reserved Capacity.

1.4. Exhibits. Definitions and General Terms and Conditions included in this Agreement are attached as Exhibit A. Delivery and Redelivery Points are stated in Exhibit B.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

2. DELIVERY AND REDELIVERY POINTS. Supplier’s Facilities inlet Delivery Points and Facilities outlet Redelivery Points are stated in Exhibit B. Other Delivery Points and Redelivery Points for Supplier’s Raw Gas and Residue Gas, as applicable, are also set forth in Exhibit B. Title to the portion of Supplier’s Raw Gas delivered that is to be used as fuel by Processor at the Facilities and Supplier’s pro rata share of any Facilities unaccountable volumes will pass to and vest in Processor at the Delivery Points. Supplier otherwise reserves and retains title to all Raw Gas delivered to Processor and to all Residue Gas redelivered to Supplier, as well as to any NGLs redelivered to Supplier, in each case to the extent attributable to Supplier’s Raw Gas deliveries. Processor shall take title to any NGLs purchased by Processor at the Facilities from Supplier in accordance with Section 1.2.

3. DELIVERY AND REDELIVERY PRESSURES. Supplier will deliver or cause delivery of Supplier’s Raw Gas at the Delivery Points at a pressure sufficient to enable it to enter Processor’s Facilities against the working pressure at reasonably uniform rates of delivery. Processor will deliver Residue Gas at the Redelivery Points at a pressure sufficient to enable them to enter the downstream pipelines against the working pressure at reasonably uniform rates of delivery, not to exceed the maximum allowable operating pressure established by the downstream pipelines and the maximum allowable operating pressure of Processor’s pipes utilized to deliver gas to the downstream pipelines. If for any reason Supplier’s Residue Gas cannot be delivered into one or more of such downstream pipelines, Supplier shall utilize such other available downstream pipelines to avoid the shutdown of the Facilities.

4. QUANTITY.

4.1 Firm Quantity Deliveries. Supplier may deliver, and within the Facilities’ available capacity, operating conditions, pressures and capabilities, Processor shall be obligated to reserve, up to the Reserved Capacity of Supplier’s Raw Gas tendered by Supplier at the Delivery Point(s). Processor will use commercially reasonable efforts to operate its Facilities in such a manner as to be able to receive all delivered quantities of Raw Gas up to the Reserved Capacity.

4.2 Supplier to take and market Residue Gas. Supplier shall take redelivery of its share of Residue Gas in kind at the Redelivery Point(s). The Parties recognize that Processor has no Residue Gas storage. Processor agrees to deliver to or for the account of Supplier Supplier’s Residue Gas. Supplier is solely responsible for all arrangements for receipt and transportation of its in kind Residue Gas. Supplier shall make or cause its customers to make all arrangements with the downstream Residue Gas pipelines, and shall ensure that its desired nominations for downstream transportation are properly and timely placed with the downstream pipelines in accordance with their nomination and confirmation procedures. Each Party will endeavor to provide the other Party prompt notice of scheduled maintenance, construction, and other material operational events (other than weather) that will affect volumes materially, including but not limited to facility outages and operational changes.

4.3 Volumes Not Taken or Marketed by Supplier. If Supplier fails, for any reason, to take in kind or otherwise dispose of all or any part of Supplier’s share of Residue Gas, to avoid curtailing operation of the Facilities, Processor shall have the option, but not the obligation, to sell or otherwise dispose in any manner necessary Supplier’s share of Residue Gas not timely taken in kind or otherwise disposed of by Supplier; provided that Processor shall

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

account to and timely pay Supplier for any proceeds received by Processor from a sale or disposition, less reasonable transportation, storage, fractionation, marketing and other charges and fees paid by Processor to third parties. In addition, Processor shall be entitled to receive a marketing fee of ** per MMBtu from Supplier for marketing Supplier’s Residue Gas. Supplier recognizes these sales may be distressed sales at below market prices, and that Processor shall have no obligation to obtain the highest price available for such Residue Gas nor any liability for not obtaining such a price.

4.4 Purchase of NGLs by Processor. Initially, subject to Processor’s election to cease purchasing same, Processor shall purchase from Supplier all of the NGLs attributable to Supplier’s Raw Gas processed in Processor’s Facilities. The price to be paid for the NGLs purchased by Processor from Supplier shall be the Monthly average of the daily mid-point prices published by the Oil Price Information Service for each NGL component attributable to Supplier’s Raw Gas under the heading “Mont Belvieu Spot Gas Liquids Prices”, less actual fractionation charges and the actual transportation charges accessed by Panola Pipeline for transportation of Supplier’s NGLs on the Panola Pipeline, and less a NGL transportation charge of ** per gallon for transportation on Processor’s affiliate Turkey Creek Pipeline, LLC’s NGL pipeline. The Ethane price shall be the “Purity Ethane” price and the price for Propane, Isobutane, Normal Butane and Natural Gasoline will be the “Non-TET Price.” If for any reason the company owning the fractionator where Supplier’s NGLs are fractionated requires Processor to commit to a minimum volume and assesses a penalty or other amount to Processor for failing to fractionate such minimum volumes, Supplier shall bear its proportionate part of any such amounts, which shall be based on Supplier’s reservation of ** per Day of capacity (“Reserved Fractionation Capacity”). Should the existing agreement with the third party fractionator be amended or replaced such that the minimum volume is increased, Supplier’s Reserved Capacity shall likewise increase on a pro rata basis. In no event shall Supplier be obligated to pay more than its proportionate part of the actual fees or penalties assessed by such third party fractionator. If Processor elects not to purchase Supplier’s NGLs, Processor shall provide Supplier sixty days prior written notice of its election and thereafter, Supplier shall take its NGLs in kind at the applicable Redelivery Point at Processor’s Facilities. When Processor is not purchasing Supplier’s NGLs, Supplier shall be solely responsible for all arrangements for receipt and transportation of its NGLs and Supplier shall make or cause its customers to make all arrangements with downstream NGL pipelines, and shall ensure that its desired nominations for downstream transportation are properly and timely placed with the downstream pipelines in accordance with their nomination and confirmation procedures.

4.5 Gas Not Taken By Processor. Notwithstanding anything in this Agreement to the contrary, Supplier shall dispose of any Raw Gas rejected by Processor at the Delivery Points for any reason, including events of Force Majeure.

5. GATHERING AND PROCESSING CONSIDERATION.

5.1 Gathering and Processing Consideration. As full consideration for Processor’s gathering, processing, redelivery, and accounting for the Raw Gas, Residue Gas and NGLs and all its components delivered to Processor each Month, Supplier shall pay Processor:

(a) Commencing on the Effective Date, a monthly processing fee of ** per Mcf delivered by or on behalf of Supplier to Processor at each Delivery Point,

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

subject to adjustment as provided hereinafter (the “Processing Fee”). Supplier shall not be entitled to a suspension or adjustment in the Processing Fee due to: (i) an event of Force Majeure claimed by Supplier, (ii) any failure of supply or inability on the part of Supplier to deliver Raw Gas to the Delivery Points, (iii) the inability of downstream service providers to accept Residue Gas or NGLs conforming to the quality specifications, (iv) a downstream Force Majeure event or (v) Supplier’s Raw Gas failing to meet the required quality specifications. Such Processing Fee shall include the gathering and treating services provided by Processor on behalf of Supplier utilizing Processor’s Stateline Treater Facility and/or Bethany Lateral and the gathering of gas on Processor’s Lake Murvaul and Oak Hill gas gathering systems. With respect to Raw Gas processed in Marlin’s Facilities that is gathered and/or treated utilizing the Bethany Lateral, notwithstanding anything contained in this Agreement to the contrary, since a third party pipeline is utilized to deliver such Raw Gas to Processor’s Facilities, for NGL and Residue Gas allocation purposes, such allocations will be made based on the quantity and quality of the gas delivered to Processor at the Facilities inlet, as opposed to such quality and quantity delivered at the Bethany Lateral Delivery Point, and the Processing Fee charged to Supplier shall be based on the quantity of Raw Gas delivered to Processor at the inlet of such Facilities. Should Supplier from time to time deliver Raw Gas to the Facilities in excess of the Reserved Capacity (“Excess Volumes”), Supplier shall pay to Processor the then current Processing Fee for each Mcf that exceeds the Reserved Capacity.

(b) The Processing Fee shall be adjusted on the first Day of each Contract Year by a percentage equal to the greater of zero or the positive annual percentage change in the Producer Price Index – Finished Goods, Unadjusted published by U.S. Department of Labor or its successor (“PPI”), comparing the latest published data with the comparable data for the previous year.

(c) The fees payable by Supplier to Processor under this Agreement shall be reduced for any Day in which the Raw Gas volumes delivered by Supplier are curtailed in whole or in part due to the unavailability of the Facilities for reasons of Force Majeure claimed by Processor, maintenance, a casualty loss, or otherwise; provided the lack of availability of processing service exceeds more than 12 hours in a Day and occurs for more than 12 Days on a cumulative basis over the applicable Contract Year. Once the cumulative 12 Days is reached in a Contract Year, thereafter the Processing Fee will be reduced for each applicable Day of the remainder of the Contract Year in which Supplier is curtailed for a period exceeding 12 hours during such Day by a fraction whose numerator is the number of hours during the applicable Day in which Supplier was fully curtailed and whose denominator is 24 (total hours during the Day), multiplied by the Processing Fee of ** per Mcf, as adjusted for the current Contract Year.

(d) Section F.1 of Exhibit A addresses billing and payment of amounts owed by Supplier to Processor for the services rendered by Processor pursuant to this Agreement.

(e) If, during any Month, Supplier fails to deliver an amount of Raw Gas equal to the Minimum Volume Commitment for such Month, then in addition to the Processing Fee for the actual volumes (in Mcf) actually processed during the Month, Supplier shall pay to Processor an amount equal to (i) the Monthly Volume Shortfall for such Month multiplied by (ii) the Processing Fee for such Month (the “Monthly Shortfall Payment”).

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Monthly Volume Shortfall” for any Month shall mean the volume of Raw Gas equal to the amount by which the product of the Minimum Volume Commitment multiplied by the number of days in such Month exceeds the actual volumes (in Mcf) of Raw Gas delivered to Processor by or on behalf of Supplier for processing at Processor’s Facilities during such Month. The dollar amounts of any Monthly Shortfall Payment paid by Supplier shall be posted as a credit to Supplier’s account (the “Credit”), and such Credit shall be applied against amounts owed by Supplier for Excess Volumes processed by Processor during the then existing calendar quarter. Credits will be applied during the calendar quarter in which such Credits accrue and any portion of the Credit that is not used by Supplier during the applicable calendar quarter will expire.

(f) In addition to the Processing Fees set forth above, Supplier shall reimburse Processor for each of the following:

(1) any costs incurred by Processor in complying with any new Applicable Laws that affect the services provided to Supplier under this Agreement, provided that (i) compliance by Processor with any such new Applicable Law to perform the services in accordance with this Agreement requires capital expenditures by Processor not otherwise required for Processor to conduct its business in the ordinary course, and (ii) Processor has made commercially reasonable efforts to mitigate the effect of such Applicable Laws. Supplier and Processor will negotiate in good faith to agree on the level of the increased Processing Fees, which will be sufficient to allow Processor to recover such increased cost (plus reasonable profit) incurred as result of any of the events described in this paragraph;

(2) all taxes (other than income taxes, gross receipt taxes, ad valorem taxes, property taxes and similar taxes) incurred by Processor on Supplier’s behalf with respect to the services provided under this Agreement; and

(3) the actual costs of any capital expenditures Processor agrees to make at Supplier’s request.

5.2 In Kind Redeliveries. Subject to the other terms and conditions of this Agreement, Processor shall redeliver in kind to Supplier or its nominee at the applicable Redelivery Point 100% of the Residue Gas attributable to Supplier’s Raw Gas deliveries. No separate payment or value calculation shall be made under this Agreement for any hydrocarbons recovered in Processor’s gathering system or inlet treating and/or scrubbing facilities, helium, sulfur, CO2, or other non-hydrocarbons.

5.3 Allocation of Residue Gas and NGLs. Processor shall determine the Residue Gas and NGLs attributable to Supplier’s Raw Gas in accordance with the following procedures. From time to time upon notice to Supplier, Processor may make changes and adjustments in its allocation methods as necessary to improve accuracy or efficiency.

(a) NGLs Allocable to Supplier. Processor shall determine the quantity of each NGL component allocable to Supplier’s gas by multiplying the total quantity of each NGL component recovered at the Facilities by a fraction, the numerator of which shall be the gallons of such component contained in the Net Raw Gas delivered by Supplier, determined by chromatographic analysis or other accepted method in the industry, and the denominator of which shall be the total gallons of such component contained in all Net Raw Gas delivered to Processor at Processor’s Facilities.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(b) Residue Gas Allocable to Supplier. The MMBtus of Residue Gas allocable to Supplier shall be equal to the quantity of Net Raw Gas delivered to Processor by or on behalf of Supplier, stated in MMBtus, less that quantity that is consumed as plant fuel, plant loss and Shrinkage. “Shrinkage” shall be calculated by Processor each calendar month as follows: by multiplying the volume of each NGL component allocated to Supplier in accordance with Section 5.3(a) by the Btu equivalent of each such component as set forth in GPA Technical Standards Publication No. 2145-09 as revised from time to time and as adjusted according to industry standards; the aggregate Btus of all such components shall constitute the Shrinkage hereunder attributable to Supplier’s Raw Gas during such calendar month.

5.4 Taxes and Assessments. Processor may increase the Processing Fee to the extent necessary to recover the cost of any tax, assessment, or other charge imposed by a governing authority on Processor directly relating to the processing or other handling of Supplier’s Raw Gas or to the ownership or operation of Processor’s Facilities, other than ad valorem taxes and taxes based on Processor’s income or right to do business.

5.5 Plant Operations. Processor reserves the right temporarily to suspend, alter, or modify its Facilities operations at any time and from time to time for any reason without liability or obligation to Supplier, subject to Section 5.1(c). However, Processor will operate the Facilities as a prudent operator; including, but not limited to preventive maintenance and promptly making needed repairs.

5.6 New Delivery Points, Plant Modifications, and Expansions. Supplier may request that Processor construct new Residue Gas and NGL Delivery Points and other Facilities modifications and expansions from time to time, and Processor will promptly make the requested changes in return for either an advance payment of the cost of same by Supplier or an adjustment to the Processing Fees that appropriately compensates Processor for its incremental investment in those projects, to be negotiated in good faith between the Parties at the time.

6. Additional Services. In addition to the processing services to be provided under this Agreement, with respect to any Raw Gas that Supplier delivers under this Agreement, the rights to which Supplier has pursuant to processing arrangements it has with third parties (i.e. is processed on a mezzanine processing basis), Processor shall provide certain services on behalf of Supplier including the following:

(a) To the extent that Processor or Supplier is responsible for the operation of Delivery Point or inlet meter or measurement facilities, Processor shall prepare or cause to be prepared all necessary measurement calculations within the time period required under Supplier’s third party agreements and will prepare or cause to be prepared settlement statements in accordance with the measurement, computation and fee provisions provided for in Supplier’s third party agreements.

(b) Processor will provide all operational services required to serve Supplier’s agreements on Processor’s gathering systems and inlet measurement points, including but not limited to, measurement calculations, samples, calibration, repairs and other maintenance

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

to the metering equipment. Processor agrees to perform all other measurement and testing activities on behalf of Supplier as required in Supplier’s third party agreements. All measurement and/or settlement provisions contained in any new Supplier third party agreements entered into after the Effective Date must be approved in advance by Processor.

7. TERM. This Agreement shall be in force for a primary term of three years from the Effective Date (the “Initial Term”), and shall automatically renew from year to year thereafter (each an “Extension Period”) until terminated by either Party as of the end of the Initial Term, or any Extension Period thereafter, on no less than one hundred eighty (180) days advance written notice prior to the end of the Initial Term or any Extension Period thereafter. The Initial Term and all Extension Periods, if any, shall be referred to in this Agreement collectively as the “Term.” The obligations of the Parties, as described in this Agreement, shall commence on              (the “Effective Date”).

8. ADDRESSES AND NOTICES. Either Party may give notices to the other Party by first class mail postage prepaid, by overnight delivery service, or by facsimile with receipt confirmed at the following addresses or other addresses furnished by a Party by written notice.

Notices to Supplier - Correspondence	Associated Energy Services, LP
Attn: President
2105 CityWest Blvd., Suite 100
Houston, Texas 77042
Phone: 713-600-2600
Fax: 832-200-3775

Notices to Supplier – Payments:	Via intercompany transfer as long as Supplier and Processor remain affiliated; if not, then by wire transfer to the bank and account that Supplier will designate in writing to Processor.

Notices to Processor – Billings & Statements:	Marlin Midstream, LLC
Attn: Accounting
2105 CityWest Blvd., Suite 100
Houston, Texas 77042
Phone: 713-600-2600
Fax: 1-866-305-3744

Notices to Processor – Correspondence	Marlin Midstream, LLC
Attn: President
2105 CityWest Blvd., Suite 100
Houston, Texas 77042
Phone: 713-600-2600
Fax: 1-866-305-3744

Notices to Processor – Payments:	Via intercompany transfer as long as Supplier and Processor remain affiliated; if not, then by wire transfer to the bank and account that Processor will designate in writing to Supplier.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

The Parties have signed this Agreement by their duly authorized representatives as of the date first stated above.

MARLIN MIDSTREAM, LLC	ASSOCIATED ENERGY SERVICES, LP

By:	By:
Name:	Name:
Title:	Title:

Signature Page for Gas Gathering and Processing Agreement

Dated as of             , 2013

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT A

To GAS GATHERING AND PROCESSING AGREEMENT

Between ASSOCIATED ENERGY SERVICES, a division of

Spark Energy Gas, LP, as Supplier, and

MARLIN MIDSTREAM, LLC, as Processor

Dated as of             , 2013

GENERAL TERMS AND CONDITIONS

A.	DEFINITIONS

Except where the context indicates a different meaning or intent, and whether or not capitalized, the following terms will have meanings as follows:

Affiliate – with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is controlled by or is under common Control with, the Person in question.

Applicable Law – any applicable statute, law, regulation, ordinance, rule, determination, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, requirement, or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect.

Btu – British thermal unit. MMBtu – one million Btus.

Contract Year – a period commencing on the Effective Date and ending on the Day prior to the first anniversary of the Effective Date, and each subsequent period of similar duration beginning on each anniversary of the Effective Date.

Control – the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

Day – a period of 24 consecutive hours beginning and ending at 9:00 a.m. local time, or other 24 hour period designated by Processor and a downstream pipeline.

Delivery Points – whether one or more, see Sections 2, Exhibit A, Sections B.1 and B.2, and Exhibit B.

Effective Date – see Section 7. Excess Volumes – see Section 5.1(a).

Facilities – Processor’s Panola 1 and Panola 2 Gas Processing Facilities situated in or near Carthage, Texas.

Force Majeure – see Section G.2 below.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Gas – all natural gas that arrives at the surface in the gaseous phase, including all hydrocarbon and non-hydrocarbon components, casinghead gas produced from oil wells, gas well gas and stock tank vapors.

Governmental Authority – any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

Mcf – 1,000 cubic feet of gas at standard base conditions of 60ºF and 14.65 psia.

Minimum Volume Commitment –80,000 Mcf per Day; provided, however, that the Minimum Volume Commitment during the Month in which the Effective Date occurs and the Month in which the last Day of the Term occurs shall be prorated in accordance with the ratio of the number of days, including and following the Effective Date or prior to the last day of the Term, as the case may be, in such Month to the total number of days in such Month.

MMcf – 1,000 Mcf.

Month – a calendar month beginning on the first Day of the month.

Net Raw Gas – the quantity of Raw Gas delivered to Processor at the applicable Delivery Point(s) less, if applicable, flared, lost or unaccounted for gas, gas used as fuel at any point prior to delivery to the Facilities’ inlets points and gas attributable to drip liquids or other hydrocarbons that fail to reach the Facilities’ inlet points.

NGL or NGLs – natural gas liquids, or ethane and heavier liquefiable hydrocarbons separated from gas and any incidental methane in NGLs after processing.

Person – any individual, partnership, limited partnership, joint venture, corporation, limited liability company, limited liability partnership, trust, unincorporated organization or Governmental Authority or any department or agency thereof.

psi – pounds per square inch; psia – psi absolute; psig – psi gauge.

Raw Gas – Gas that has not been processed for the separation of components by absorption, adsorption, refrigeration or cryogenics from a stream of natural gas for the purpose of making salable liquid products and for treating the residue gas to meet required specifications. For purposes of this definition, conventional mechanical separation shall not be considered processing.

Redelivery Points – See Exhibit B.

Reserved Fractionation Capacity – See Section 4.4.

Residue Gas – merchantable hydrocarbon gas remaining after processing (after all reductions, including Facilities fuel and lost and unaccounted for gas).

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

B.	DELIVERY DATE; COMPRESSION

B.1 Delivery Date. Deliveries under this Agreement will commence as of the Effective Date.

B.2 Delivery Rates. Under normal conditions, Supplier and Processor will deliver and receive Gas at reasonably uniform rates of delivery. Processor will have agents or employees available at all reasonable times to receive advice and directions from Supplier for changes in the rates of delivery of Gas as required from time to time.

B.3 Options to Compress. If Supplier becomes incapable of delivering Gas into Processor’s Facilities, neither Party will be obligated to compress, but either Party will have the option to do so. If neither Party elects to compress within a reasonable time after the need for compression arises, Processor upon written request of Supplier will arrange promptly to provide compression at a fee and actual fuel charge to be negotiated and mutually agreed to between the Parties. Failure of either Party to compress Supplier’s Raw Gas shall not relieve or release Supplier from its obligation to deliver for processing the Minimum Volume Commitment and Supplier’s obligation to pay the Monthly Shortfall Payment.

C.	METERING AND MEASUREMENT

C.1 Processor to Install Meters. Processor will own, maintain, and operate orifice meters or other measuring devices of standard make at or near the Delivery Points. Except as otherwise stated in this Section C, Processor will install orifice meters or other measurement devices and compute volumes in accordance with accepted industry practice. A Party providing compression facilities will also provide sufficient pulsation dampening equipment to prevent pulsation from affecting measurement at the Delivery Points. The Parties will use electronic recording devices. Supplier will have access to Processor’s metering equipment at reasonable hours, but only Processor will calibrate, adjust, operate, and maintain same.

C.2 Unit of Volume. The unit of volume will be one cubic foot of gas at a base temperature of 60° F. and at a pressure base of 14.65 psia. Computations of volumes will follow industry accepted practice.

C.3 Pressure, Temperature. Processor may measure the atmospheric pressure or may assume the atmospheric pressure to be 14.7 psia. Processor may determine the gas temperature by using a recording thermometer; otherwise, the temperature will be assumed to be 60° F.

C.4 Check Meters. Supplier may install, maintain, and operate in accordance with accepted industry practice at its own expense pressure regulators and check measuring equipment of standard make using separate taps. Check meters shall not interfere with operation of Processor’s equipment. Processor will have access to Supplier’s check measuring equipment at all reasonable hours, but only Supplier will calibrate, adjust, operate, and maintain same. If Supplier chooses not to install check measurement, Processor will give Supplier access to data from Supplier’s SCADA.

C.5 Meter Tests. At least once each calendar quarter, Processor will verify the accuracy of Processor’s measuring equipment, and Supplier will verify the accuracy of any check measuring equipment. If Supplier or Processor notifies the other that it desires a special test of any measuring equipment, they will cooperate to secure a prompt verification of the

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

accuracy of the equipment. If either Party at any time observes a variation between the delivery meter and the check meter, it will promptly notify the other, and both will then cooperate to secure an immediate verification of the accuracy of the equipment. Processor will give Supplier reasonable advance notice of the time of all special tests and calibrations of meters and of sampling for determinations of Gas composition and quality, so that Supplier may have representatives present to witness tests and sampling or make joint tests and obtain samples with its own equipment. Supplier will give reasonable advance notice to Processor of the time of tests and calibrations of any check meters and of any sampling by Supplier for determination of Gas composition and quality.

C.6 Correction of Errors. If at any time any of the measuring or testing equipment is found out of service or registering inaccurately in any percentage, the measuring Party will adjust it promptly to read accurately within the limits prescribed by the manufacturer. If any measuring equipment is found to be inaccurate or out of service by an amount exceeding the greater of (i) 2.0 percent at a recording corresponding to the average hourly rate of flow for the period since the last test, or (ii) 100 Mcf per month, the measuring Party will correct previous readings to zero error for any known or agreed period. Processor will determine the volume of Gas delivered during that period by the first feasible of the following methods:

(i) Using the data recorded by any check measuring equipment if registering accurately;

(ii) Correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculation; or

(iii) Using deliveries under similar conditions during a period when the equipment was registering accurately.

No adjustment will be made for inaccuracies unless they exceed the greater of (i) 2.0 percent of affected volumes, or (ii) 100 Mcf per month.

C.7 Meter Records. The Parties will preserve for a period of at least two years all test data, charts, and similar measurement records. The Parties will raise metering questions as soon as practicable after the time of production. No Party will have any obligation to preserve metering records for more than two years except to the extent that a metering question has been raised in writing and remains unresolved.

D.	DETERMINATION OF GAS COMPOSITION, GRAVITY, AND HEATING VALUE

Processor will obtain a representative sample of Supplier’s Gas delivered at each Delivery Point using on-line chromatography. By chromatography or other accepted method in the industry, Processor will determine the composition, gravity, and gross heating value of the hydrocarbon components of Supplier’s Gas in Btu per cubic foot on a dry basis at standard conditions, then adjust the result for the water vapor content of the Gas (by either the volume or Btu content method) using an industry accepted practice. No heating value will be credited for Btus in H2S or other non-hydrocarbon components. Processor will make the first determination of Btu content for Supplier’s deliveries within a reasonable time after deliveries of Gas begin.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

E.	QUALITY OF GAS

E.1 Quality Specifications. The Gas delivered and redelivered shall be merchantable natural gas, at all times complying with the following quality requirements. The Gas shall be commercially free of air, dust, gums, gum-forming constituents, bacteria, and shall be free of objectionable liquids and:

(a)	The Gas shall not have a water vapor content in excess of seven (7) pounds of water vapor per million (1,000,000) cubic feet of gas measured at a pressure base of fourteen and sixty-five hundredths (14.65) pounds per square inch absolute and at a temperature of sixty degrees Fahrenheit (60° F).

(b)	The Gas shall not contain more than one-quarter (1/4) grain of hydrogen sulfide per one hundred (100) cubic feet as determined by quantitative test.

(c)	The Gas shall not contain more than five (5) grains of total sulfur per one hundred (100) cubic feet of gas as determined by quantitative test.

(d)	The Gas shall not contain carbon dioxide in excess of ** by volume.

(e)	The Gas shall not contain nitrogen in excess of two percent (2%) by volume.

(f)	The Gas shall not contain more than 20 parts per million by volume of oxygen.

(g)	The Gas shall not have a temperature of less than sixty degrees Fahrenheit (60° F) nor more than one hundred twenty degrees Fahrenheit (120° F).

With respect to Residue Gas:

(h)	The Residue Gas shall not have a temperature of more than one hundred twenty degrees Fahrenheit (120° F).

(i)	The Residue Gas shall have a total heating value no greater than 1100 Btu per cubic foot.

(j)	If a third party pipeline receiving Residue Gas has more stringent quality specifications than those stated above, the Residue Gas shall conform to the more stringent pipeline quality standard.

E.2 Quality Tests. Processor will make determinations of conformity of the Gas with the above specifications using procedures generally accepted in the gas industry as often as Processor reasonably deems necessary. If in Supplier’s judgment the result of any test or

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

determination is inaccurate, Processor upon request will again conduct the questioned test or determination. Supplier will bear the costs of the additional test or determination unless it shows the original test or determination to have been materially inaccurate.

E.3 Separation Equipment. Supplier will install or cause to be installed condensate receiving and stabilization equipment prior to delivering the Gas at the Delivery Points.

E.4 Rights as to Off Specification Gas. Except as otherwise provided in this Agreement to the contrary, if any of the Gas delivered by Supplier fails to meet the quality specifications stated in this Section, Processor may at its option accept delivery of the Gas or discontinue or curtail taking of Gas at any Delivery Point whenever its quality does not conform to the quality specifications. If Processor accepts delivery of off specification Gas from Supplier or incurs costs relating to inferior gas quality in its gathering system, Processor may charge or deduct from the proceeds otherwise payable a reasonable fee for monitoring the gas quality and treating and handling the Gas. Processor typically adjusts gas quality deduction levels annually, but may do so more often if needed. A rejection of any Gas delivered by Supplier based on such Gas failing to meet the required quality specifications shall not relieve or release Supplier from its obligation to deliver for processing the Minimum Volume Commitment and Supplier’s obligation to pay the Monthly Shortfall Payment. Notwithstanding the foregoing, to the extent there exists current third party contractual obligations requiring Supplier to accept Raw Gas that fails to meet the required specifications, subject to Supplier paying to Processor any incremental fees that Supplier is allowed to charge for accepting such Raw Gas, Processor agrees to accept the delivery of such Raw Gas and Supplier agrees to pay such incremental amounts to Processor, which shall be in addition to the Processing Fee. Supplier further agrees that prior to entering into any new contractual arrangements subsequent to the Effective Date requiring Supplier to purchase or accept Raw Gas at gas specifications more detrimental than those provided for in this Agreement, Supplier shall obtain Processor’s prior written consent thereto prior to entering into any such third party agreement.

F.	BILLING AND PAYMENT

F.1 Statement and Payment Date. Processor will render to Supplier on or before the last Day of each Month a statement showing for the preceding Month:

(a)	the volumes of Raw Gas delivered by Supplier,

(b)	Supplier’s MMBtu quantities of Residue Gas,

(c)	Supplier’s NGL gallons by component,

(d)	the status of the cumulative imbalance between Supplier’s or its nominees’ taking in kind of Supplier’s allocable Residue Gas, if any,

(e)	the quantity and type of NGLs purchased by Processor, if applicable, and

(f)	any quality fees due to Processor.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Supplier’s payment to Processor will be due within ten (10) Days of Supplier’s receipt of invoice from Processor as to all of Supplier’s Gas delivered during the preceding Month. As between the Parties, late payments and recoupments or refunds from Supplier will carry simple interest at the lower of (a) eight percent (8%) per annum or (b) the maximum lawful interest rate. Except as limited in Section F.2 below, Processor may recover any overpayments or collect any amounts due from Supplier to Processor for any reason at any time under this or other transactions by deducting them from any proceeds payable to Supplier.

F.2 Audit Rights; Time Limit to Assert Claims.

(a)	Each Party will have the right during reasonable business hours to examine the books, records and charts of the other Party to the extent necessary to verify performance of this Agreement and the accuracy of any statement, charge, or computation upon execution of a reasonable confidentiality agreement. If any audit examination or review of the Party’s own records reveals an inaccuracy in any payment, Processor will promptly make the appropriate adjustment.

(b)	No adjustment for any billing or payment shall be made, and payments shall be final, after the second anniversary of the applicable invoice date except as to matters that either Party has noted in a specific written objection to the other Party in writing during such two year period, provided that Supplier’s responsibilities for severance taxes and third party liabilities and related interest shall not be affected by this subsection.

(c)	No Party will have any right to recoup or recover prior overpayments or underpayments that result from errors that occur in spite of good faith performance if the amounts involved do not exceed $10/month/meter. Either Party may require prospective correction of such errors.

F.3 Lack of Payment; Creditworthiness.

(a)	If Supplier is in arrears in its payments, or is otherwise in breach of this Agreement, upon ten Days advance written notice Processor may suspend services under this Agreement unless payment is forthcoming within the notice period. If Supplier remains in default after notice to pay or otherwise perform as to any fee or imbalance, or if Processor is insecure of Supplier’s performance, without prejudice to other remedies Processor may (i) refuse to receive or redeliver Gas, (ii) suspend performance pending adequate assurance of payments, (iii) demand an irrevocable letter of credit, surety bond, or other reasonable security for payment, (iv) require advance payment in cash or payment on a more frequent billing cycle than monthly, (v) collect any amounts due from Supplier to Processor for any reason at any time under this or other transactions by deducting them from any proceeds payable to Supplier, or (vi) take other action as Processor deems reasonable under the circumstances to protect its interests. None of the actions taken by Processor as provided in this Section F.3(a) shall relieve or release Supplier from its obligation to deliver for processing the Minimum Volume Commitment and Supplier’s obligation to pay the Monthly Shortfall Payment.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(b)	Processor may also require Supplier at any time to provide credit information, including but not limited to bank references, financial statements, and names of persons with whom Processor may make reasonable inquiry into Supplier’s creditworthiness and obtain adequate assurance of Supplier’s solvency and ability to perform.

(c)	Supplier hereby grants Processor a security interest in Gas owned or controlled by Supplier in Processor’s possession to secure payment of all fees and other amounts due under this Agreement. Following a Supplier default, Processor may foreclose upon this possessory security interest in any reasonable manner. Upon request Supplier will execute a UCC-1 or similar Financing Statement suitable for recording describing this security interest.

(d)	If Supplier in good faith disputes the amount of any invoice, Supplier shall nevertheless pay to Processor the amounts it concedes to be correct and provide Processor an explanation and documentation supporting Supplier’s position regarding the disputed invoice. Processor shall continue service for a reasonable time pending resolution of the dispute.

F.4 Metering Records Availability. Processor is not required to furnish Gas volume records relating to electronic recording devices other than daily volume information except to the extent that there are indications that a particular meter was not operating properly.

G.	FORCE MAJEURE

G.1 Suspension of Performance. Unless otherwise specifically provided for in this Agreement, if either Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, other than to make payments due, the obligations of that Party, so far as they are affected by Force Majeure, will be suspended during the continuance of any inability so caused, but for no longer period. The Party whose performance is affected by Force Majeure shall use commercially reasonable efforts to remedy such Force Majeure.

G.2 Force Majeure Definition. “Force Majeure” means acts of God, fires, floods, storms, landslides, lightning, earthquakes, washouts, epidemics; acts of the public enemy, wars, blockades, insurrections, terrorist acts, riots, civil disturbances; strikes, lockouts or other industrial disturbances; compliance with orders of Governmental Authorities; arrests and restraints of governments and people; explosions, breakage or accidental disruption of service; breakdown of machinery, or pipelines; freezing of machinery or lines of pipe; inability to obtain at reasonable cost servitudes, right of way grants, permits, governmental approvals, licenses, material, equipment, or supplies for constructing or maintaining facilities; and similar events or circumstances that prevent a Party’s ability to perform its obligations under this Agreement, so long as such events or circumstances are beyond such Party’s reasonable control and not caused by such Party’s negligence, and which could not have been prevented by such Party’s due diligence; provided, however, that a Party’s failure to pay any amounts due hereunder shall not constitute a Force Majeure event.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

G.3 Labor Matters Exception. The settlement of strikes or lockouts will be entirely within the discretion of the Party having the difficulty, and settlement of strikes, lockouts, or other labor disturbances is not required when the affected Party considers it inadvisable.

H.	WARRANTY OF TITLE

Supplier warrants that it has good title and processing rights to the Raw Gas delivered, free and clear of any and all liens, encumbrances, and claims, and that Supplier has good right and lawful authority to sell the same. Supplier grants to Processor the right to process Supplier’s Gas for extraction of NGLs and other valuable components.

I.	ROYALTY AND OTHER INTERESTS

Supplier is responsible for all payments to the owners of all working interests, mineral interests, royalties, overriding royalties, bonus payments, production payments, and the like. Processor assumes no liabilities or duties to Supplier’s working or mineral interest, royalty, or other interest owners under this Agreement.

J.	SEVERANCE AND SIMILAR TAXES

J.1 Severance and Similar Taxes Payments. Supplier shall bear and pay to taxing authorities all severance, production, excise, sales, gross receipts, occupation, and other taxes imposed upon Supplier with respect to the Raw Gas on or prior to delivery to Processor and other taxes imposed on Supplier’s facilities and operations and with respect to Residue Gas and NGLs after redelivery from Processor.

J.2 Tax Responsibilities and Disbursements. Supplier shall bear, and unless otherwise required by law, will pay to taxing authorities all severance, production, excise, sales, gross receipts, occupation, and other taxes imposed upon Supplier with respect to the Raw Gas on or prior to delivery to Processor. Processor will bear and pay all taxes imposed upon Processor with respect to the Raw Gas after delivery to Processor while the Raw Gas or NGLs are in Processor’s possession, including ad valorem, franchise, sales and use, and income taxes, without prejudice to its right to recover taxes and assessments imposed on its services for Supplier under Section 5. Processor may increase its fees to Supplier to the extent necessary to recover any charge on the carbon or MMBtu content of Supplier’s Gas, whether in the form of a “cap and trade” system, tax, or other impost.

K.	INDEMNIFICATION AND RESPONSIBILITY FOR INJURY OR DAMAGE

K.1 Title, Royalty, and Severance Taxes. SUPPLIER RELEASES AND AGREES TO DEFEND, INDEMNIFY, AND HOLD PROCESSOR, ITS AFFILIATES, AND THEIR OFFICERS, EMPLOYEES, AND AGENTS HARMLESS FROM AND AGAINST ALL CLAIMS, CAUSES OF ACTION, LIABILITIES, AND COSTS (INCLUDING

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

REASONABLE ATTORNEYS’ FEES AND COSTS OF INVESTIGATION AND DEFENSE) RELATING TO (a) SUPPLIER’S TITLE TO GAS AND GAS PROCESSING RIGHTS, (b) PAYMENTS FOR WORKING, MINERAL, ROYALTY AND OVERRIDING ROYALTY AND OTHER INTERESTS, AND (c) SALES, SEVERANCE, AND SIMILAR TAXES, THAT ARE THE RESPONSIBILITY OF SUPPLIER UNDER THIS AGREEMENT.

K.2 Responsibility for Injury or Damage. As between the Parties, Supplier will be in control and possession of the Raw Gas deliverable hereunder and responsible for any injury or damage relating to handling or delivery of Raw Gas until the Raw Gas has been delivered to Processor at the Delivery Points; after delivery to Processor, Processor will be deemed to be in exclusive control and possession and responsible for any injury or damage relating to handling or gathering of gas; and after Residue Gas is delivered to Supplier, Supplier will be deemed to be in exclusive control and possession and responsible for any injury or damage relating to handling and the further transportation and handling of such Residue Gas. THE PARTY HAVING RESPONSIBILITY UNDER THE PRECEDING SENTENCE SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD THE OTHER PARTY, ITS AFFILIATES, AND THEIR OFFICERS, EMPLOYEES, AND AGENTS HARMLESS FROM AND AGAINST ALL CLAIMS, CAUSES OF ACTION, LIABILITIES, AND COSTS (INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS OF INVESTIGATION AND DEFENSE) ARISING FROM ACTUAL AND ALLEGED LOSS OF GAS, PERSONAL INJURY, DEATH, AND DAMAGE FOR WHICH THE PARTY IS RESPONSIBLE UNDER THIS AGREEMENT; PROVIDED THAT NEITHER PARTY WILL BE INDEMNIFIED FOR ITS OWN NEGLIGENCE OR THAT OF ITS AGENTS, SERVANTS, OR EMPLOYEES.

L.	RIGHT OF WAY

Insofar as Supplier’s lease or leases permit and insofar as Supplier or its lease operator may have any rights however derived (whether from an oil and gas lease, easement, Governmental Authority order, regulation, statute, or otherwise), Supplier grants to Processor and Processor’s gas gathering contractor, if any, and their assignees the right of free entry and the right to lay and maintain pipelines, meters, and any equipment on the lands or leases subject to this Agreement as reasonably necessary in connection with the purchase or handling of Supplier’s Gas. All pipelines, meters, and other equipment placed by Processor or Processor’s contractors on the lands and leases will remain the property of the owner and may be removed by the owner at any time consistent with its obligations under this Agreement. Without limitation, Processor or its gathering contractor may disconnect and remove measurement and other facilities from any Delivery Point due to low volume, quality, term expiration, or other cause consistent with performance of Processor’s obligations under this Agreement.

M.	ASSIGNMENT

M.1 Binding on Assignees. Neither Party may assign this Agreement or any of the rights, interests or obligations under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that either Party may assign its rights under this Agreement to a successor in interest resulting from any

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

merger, reorganization, consolidation or as part of a sale of all or substantially all of its assets. This Agreement is binding upon and inures to the benefit of the successors, permitted assigns, and representatives in bankruptcy of the Parties. Nothing contained in this Section will prevent either Party from mortgaging its rights as security for its indebtedness, but any such mortgage shall be subordinate to the Parties’ rights and obligations under this Agreement.

M.2 Notice of Assignment. No transfer of or succession to the interest of Supplier in this Agreement, however made, will bind Processor unless and until the original instrument or other proper evidence that the assignee has agreed to be bound by this Agreement has been furnished to Processor.

N.	MISCELLANEOUS PROVISIONS

N.1 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Texas, without recourse to any principles of law governing conflicts of law that would otherwise require the application of the laws of another jurisdiction.

N.2 Processor’s Facilities. Processor’s services using its Facilities hereunder is and will be considered gas gathering and processing services, and the Processor Facilities used to perform this Agreement will be classified as non-utility exempt gas gathering and processing facilities.

N.3 Default and Nonwaiver. Neither failure nor delay by any Party to exercise any right or remedy of such Party provided herein shall operate as a waiver with respect to a future exercise thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

N.4 Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered together as one instrument, and this Agreement will be binding upon all Parties executing it.

N.5 Negotiations; Entire Agreement; Amendment; No Third Party Beneficiaries. The language of this Agreement shall not be construed in favor of or against either Party, but shall be construed as if the language were drafted mutually by both Parties. This Agreement constitutes the final and complete agreement between the Parties. There are no oral promises, prior agreements, understandings, obligations, warranties, or representations between the Parties relating to this Agreement other than those stated herein. All waivers, modifications, amendments, and changes to this Agreement shall be in writing and signed by the authorized representatives of the Parties. The relations between the Parties are those of independent contractors; this Agreement creates no joint venture, partnership, association, other special relationship, nor any fiduciary obligations. There are no third party beneficiaries of this Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

N.6 Compliance with Laws and Regulations. This Agreement is subject to all Applicable Laws. Neither Party will be deemed in default as a result of compliance with Applicable Laws.

N.7 Fees and Costs; Damages. If mediation or arbitration is necessary to resolve a dispute other than one arising under the indemnification obligations of this Agreement, each Party agrees to bear its own attorneys’ fees and costs of investigation and defense, and each Party waives any right to recover those fees and costs from the other Party or Parties.

N.8 Mutual Waiver of Certain Remedies. Except as to the Parties’ indemnification obligations, NEITHER PARTY SHALL BE LIABLE OR OTHERWISE RESPONSIBLE TO THE OTHER FOR INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, FOR LOST PRODUCTION, OR FOR PUNITIVE DAMAGES AS TO ANY ACTION OR OMISSION, WHETHER CHARACTERIZED AS AN AGREEMENT BREACH OR TORT, THAT ARISES OUT OF OR RELATES TO THIS AGREEMENT OR ITS PERFORMANCE OR NONPERFORMANCE.

N.9 Waiver of Trade Practices Acts. The Parties intend that Supplier’s rights and remedies with respect to this Agreement and all related practices of the Parties shall be governed by legal principles other than the Texas Deceptive Trade Practices–Consumer Protection Act, Tex. Bus. & Com. Code Ann. §17.41 et seq. (“DTPA”). THE PARTIES HEREBY WAIVE APPLICABILITY OF THE DTPA TO THIS AGREEMENT AND TO ANY AND ALL DUTIES, RIGHTS, OR REMEDIES THAT MIGHT BE IMPOSED BY THE DTPA, WHETHER THEY ARE APPLIED DIRECTLY BY THE DTPA ITSELF OR INDIRECTLY IN CONNECTION WITH OTHER STATUTES; PROVIDED THAT THE PARTIES DO NOT WAIVE §17.555 OF THE DTPA. EACH PARTY WARRANTS THAT IT IS A “BUSINESS CONSUMER” FOR PURPOSES OF THE DTPA, THAT IT HAS ASSETS OF $5 MILLION OR MORE AS SHOWN IN ITS MOST RECENT FINANCIAL STATEMENTS, THAT IT HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLES IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT, THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS OWN CHOICE IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED IN IT; AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH THE OTHER PARTY. Each Party recognizes that the consideration for which the other Party has agreed to perform under this Agreement has been predicated upon the inapplicability of the DTPA and this waiver of the DTPA. Each Party further recognizes that the other Party, in determining to proceed with entering into this Agreement, has expressly relied upon this waiver and the inapplicability of the DTPA.

N.10 Arbitration. The Parties desire to informally resolve any disputes that may arise, if possible. All disputes arising out of or relating to this Agreement that are not resolved by agreement of the Parties must be resolved under the provisions of this Section. If disputes arise out of or relating to this Agreement, a Party shall give written notice of such disputes to the other Party, and each Party will appoint an employee to negotiate with the other Party concerning the disputes. If the disputes have not been resolved by negotiation within 30 Days of the initial

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

dispute notice, or if the complaining Party fails to send an initial dispute notice, the disputes shall be resolved by arbitration in accordance with the then current International Institute for Conflict Prevention and Resolution Rules for Non-Administered Arbitration and related commentary (“Rules”) and this Section. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1, et seq., and the Rules, to the exclusion of any provision of state law inconsistent with them. The Party seeking resolution shall initiate arbitration by written notice sent to the other Party. The Parties shall promptly select one disinterested arbitrator with at least ten years’ experience in the natural gas industry or ten years’ experience with natural gas law, and not previously employed by either Party or its Affiliates, and, if possible, shall be selected by agreement between the Parties. If the Parties cannot select an arbitrator by agreement within 30 Days of the date of the notice of arbitration, a qualified arbitrator will be selected in accordance with the Rules. If the disputes involve an amount greater than $1,000,000, they will be decided by a panel of three arbitrators with the above qualifications, one selected by each Party, and the third selected by the Party-appointed arbitrators, or in the absence of their agreement, pursuant to the Rules. The arbitrator(s) shall resolve the disputes and render a final award in accordance with the substantive law of the state referenced in Section N.1 above, “Governing Law.” The arbitration award will be limited by Sections N.7, “Fees and Costs; Damages,” N.8, “Mutual Waiver of Certain Remedies,” and N.9, “Waiver of Trade Practices Acts.” The Parties intend case specific dispute resolution; either Party may opt out of any attempted class action for all claims of any Party related to this Agreement. The arbitrator(s) shall state the reasons for the award in writing, and judgment on the arbitration award may be entered in any court having jurisdiction.

END OF EXHIBIT A TO GAS

PROCESSING AGREEMENT

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT B

To GAS GATHERING AND PROCESSING AGREEMENT

Between ASSOCIATED ENERGY SERVICES, LP, as Supplier,

And MARLIN MIDSTREAM, LLC, as Processor

Dated as of             , 2013

DELIVERY POINTS:

The Delivery Point(s) under this Agreement shall be at any existing location on Processor’s Lake Murvaul Gathering System, Oak Hill Lateral System or any plant inlet to which a third party gathering system or pipeline is connected to the Facilities. Any future connections to any such gathering systems or pipelines that Supplier desires would be subject to the mutual agreement of Processor and Supplier, including, without limitation, mutual agreement on the costs of such connection and which Party will bear same. In addition to the foregoing, the Delivery Point(s) shall also include Processor’s Stateline Treater Facility and the Bethany Lateral connected to the Stateline Treater Facility, which interconnects with Texas Gas Gathering’s (“TGG”) Pipeline. With respect to Raw Gas processed in Marlin’s Facilities that is gathered utilizing the Bethany Lateral, notwithstanding anything contained in this Agreement to the contrary, since a third party pipeline is utilized to deliver such Raw Gas to Processor’s Facilities, for NGL and Residue Gas allocation purposes, such allocations will be made based on the quantity and quality of the gas delivered to Processor at the Facilities inlet, as opposed to such quality and quantity delivered at the Bethany Lateral Delivery Point.

REDELIVERY POINTS:

A.	Residue Gas:

The Redelivery Point(s) under this Agreement shall be at the tailgate of the Facilities including, but not limited to, the following pipeline connections:

Enterprise; [Meter #321735]

Tennessee Gas Pipeline; Meter #12033

CenterPoint Energy; Meter #220025

Texas Gas Transmission; Meter #9457

Gulf South Pipeline; Meter #22171

DCP’s Carthage Hub; Meter #4609001 (There may be a charge for utilizing DCP’s Carthage Hub, which will be borne solely by Supplier).

B.	NGLs:

The Redelivery Point(s) under this Agreement shall be at the tailgate of the Facilities at the point of interconnection with Turkey Creek Pipeline, LLC’s NGL pipeline.

B-1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

C.	Raw Gas Received at Processor’s Stateline Treater Facility and/or Bethany Lateral:

1.	Tailgate of Processor’s Stateline Treater Facility (Raw Gas redelivery).

2.	Interconnection point of Processor’s Bethany Lateral with TGG’s Pipeline, which is utilized to deliver Raw Gas to the Facilities, the cost of which shall be borne solely by Supplier (Raw Gas redelivery).

END OF EXHIBIT B TO GAS

PROCESSING AGREEMENT

B-2